EXHIBIT 10.7


                              BILL OF SALE AND NOTE

     This BILL OF SALE AND NOTE ("Bill of Sale and Note") is made and entered into this 1st day of October 1998, by and between CORNERSTONE REALTY INCOME TRUST, INC., a Virginia corporation ("Seller"), and APPLE RESIDENTIAL MANAGEMENT GROUP, INC., a Virginia corporation ("Buyer"), and consented to, with respect to paragraph 4, by APPLE RESIDENTIAL INCOME TRUST, INC., a Virginia corporation ("Apple").


                                    RECITALS

     WHEREAS, effective October 1, 1998 (the "Effective Date"), Seller wishes to sell and Buyer wishes to purchase a certain Property Acquisition/Disposition Agreement dated as of November 1, 1996 (the "Agreement") by and between Apple and Apple Realty Group, Inc., a Virginia corporation, under which Apple Realty Group, Inc. was to provide certain services to Apple in connection with the acquisition and disposition of residential apartment complexes in exchange for certain compensation as described in the Agreement.

     WHEREAS, as of March 1, 1997, Seller acquired all of the assets of Apple Realty Group, Inc., consisting primarily of the Agreement, and in connection with such acquisition agreed to perform the services of Apple Realty Group, Inc., as successor to Apple Realty Group, Inc., under the Agreement, in exchange for the consideration described in the Agreement.

     NOW, THEREFORE, in consideration of the premises herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Effective as of the Effective Date, Seller hereby sells, transfers, conveys, assigns and delivers to Buyer the Agreement which belongs to Seller, as successor to Apple Realty Group, Inc.

2. Seller hereby agrees that it will, at the request of Buyer and without further consideration, promptly take such further action and execute and deliver such additional consents or similar instruments as Buyer may reasonably deem necessary to complete the transfer of the Agreement to Buyer and to endeavor to obtain any required consents of third parties, and if any such consents are unobtainable, to use its best efforts to assure the benefits thereof to Buyer.

3. Buyer hereby agrees to provide to Apple services in connection with the acquisition and disposition of residential apartment complexes in exchange for certain compensation all as described in the Agreement.


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4. Apple hereby consents to (a) the transfer of the Agreement by Seller to Buyer and (b) the assumption by Buyer of the obligation to furnish services to Apple in exchange for certain compensation all as described in the Agreement. In connection with such consent, Apple and Buyer have entered into an amendment to the Agreement, as described therein (a copy of which is attached as Exhibit A).

5. Buyer hereby promises to pay to the order of Seller, as the purchase price of the Agreement, the principal sum of Three Hundred Eleven Thousand, One Hundred Eleven Dollars ($311,111) together with interest thereon in the manner provided as follows:

          (a) a single principal payment in the amount of Three Hundred Eleven Thousand, One Hundred Eleven Dollars ($311,111) due on September 30, 1999, together with interest thereon from the date hereof until paid in full. Interest on the outstanding principal amount shall be payable at the end of each calendar quarter commencing December 31, 1998, and ending on September 30, 1999, at a rate per annum equal to twelve percent (12%); provided, however, that, to the extent permitted by law, any overdue interest shall bear interest for each day until paid at a rate per annum equal to fifteen percent (15%). The final payment due on September 30, 1999, shall in any event be in an amount sufficient to repay in full the then unpaid principal amount of this Bill of Sale and Note plus interest thereon as determined herein;

          (b) Buyer may prepay this Bill of Sale and Note in whole or in part at any time on or after December 31, 1998, without penalty; and

          (c) Buyer shall make each payment of principal or interest on this Bill of Sale and Note not later than 11:00 A.M. (Eastern Time) on the date when due, in funds immediately available to Seller.

6. Buyer agrees to pay on demand to Seller all costs of collection, including reasonable attorneys' fees, if any part of this Bill of Sale and Note, principal or interest, is collected after maturity with the aid of an attorney.

7. This Bill of Sale and Note represents the entire understanding between the Buyer and Seller with regard to the transaction described herein and may only be amended by a written instrument signed by the party against whom enforcement is sought.

8. This Bill of Sale and Note shall be construed in accordance with and be governed by the laws of the Commonwealth of Virginia.


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     IN WITNESS WHEREOF,  the Parties hereto have executed this Bill of Sale and
Note as of the day and year first above written.

                                     SELLER:

                                     Cornerstone Realty Income Trust, Inc.,
                                          a Virginia corporation

                                     By: S.J. Olander
                                        ----------------------------------

                                     Title: CFO
                                           -------------------------------

                                     BUYER:

                                     Apple Residential Management Group, Inc.,
                                           a Virginia corporation

                                     By: Glade M. Knight
                                        ----------------------------------

                                     Title: President
                                           -------------------------------

With respect to Paragraph 4,
Consented to by:

Apple Residential Income Trust, Inc.
      a Virginia corporation

By: Glade M. Knight
   ----------------------------------

Title: President
      -------------------------------

[EXHIBIT A - AMENDED AND RESTATED
PROPERTY ACQUISITION/DISPOSITION
AGREEMENT - NOT ATTACHED]